Exhibit 1.1

EXECUTION COPY

6,000,000 Shares

Cypress Bioscience, Inc.

Common Stock

($0.001 Par Value)

UNDERWRITING AGREEMENT

April 1, 2004

Deutsche Bank Securities Inc.

CIBC World Markets Corp.

Lazard Frères & Co. LLC

Jefferies & Company, Inc.

As Representatives of the

Several Underwriters

c/o  Deutsche Bank Securities Inc.

60 Wall Street, 4th Floor

New York, New York  10005

Ladies and Gentlemen:

Cypress Bioscience, Inc., a Delaware corporation (the “Company”), proposes to sell to the several underwriters (the “Underwriters”) named in Schedule I hereto for whom you are acting as representatives (the “Representatives”) an aggregate of 6,000,000 shares of the Company’s Common Stock, $0.001 par value (the “Firm Shares”).  The respective amounts of the Firm Shares to be so purchased by the several Underwriters are set forth opposite their names in Schedule I hereto.  The Company also proposes to sell at the Underwriters’ option an aggregate of up to 900,000 additional shares of the Company’s Common Stock (the “Option Shares”) as set forth below.

As the Representatives, you have advised the Company (a) that you are authorized to enter into this Agreement on behalf of the several Underwriters, and (b) that the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of Firm Shares set forth opposite their respective names in Schedule I, plus their pro rata portion of the Option Shares if you elect to exercise the over-allotment option in whole or in part for the accounts of the several Underwriters.

The Firm Shares and the Option Shares (to the extent the aforementioned option is exercised) are herein collectively called the “Shares.”

In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1.                                       REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to each of the Underwriters as follows:

(a)  The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-110158), as amended, including a base prospectus, with respect to the Shares, and which incorporates by reference documents which the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”).  The Company and the transaction contemplated by this Agreement meet the requirements and comply with the conditions  for the use of Form S-3.  The Company has prepared a prospectus supplement (the “Prospectus Supplement”) to the base prospectus included as part of such registration statement setting forth the terms of the offering, sale and plan of distribution of the Shares and additional information concerning the Company and its business.  The Company has furnished to the Representatives, for use by the Underwriters and by dealers, copies of one or more preliminary prospectuses, containing the base prospectus included as part of such registration statement, as supplemented by a preliminary Prospectus Supplement, and including the documents incorporated in such base prospectus by reference (each, a “Preliminary Prospectus”), relating to the Shares.  Except where the context otherwise requires, such registration statement, as amended when it became effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424 under the Act and also including any other registration statement filed pursuant to Rule 462(b) under the Act, collectively, are herein called the “Registration Statement,” and the base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as supplemented by the Prospectus Supplement, in the form filed by the Company with the Commission pursuant to and in accordance with Rule 424(b) under the Act (or on such other day as the parties may mutually agree), is herein called the “Prospectus.”  Any reference herein to the Registration Statement, the Prospectus, any Preliminary Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Prospectus or any Preliminary Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein.  All references to the Registration Statement, the Prospectus, any Preliminary Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System (“EDGAR”), and such copy shall be identical in content to any Prospectus or Preliminary Prospectus delivered to the Underwriters for use in connection with the offering of the Shares.

(b)  The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement.  The Company does not have any “subsidiaries,” as such term is defined in Rule 405 of the Act. The Company is duly qualified to transact business in all jurisdictions in which the conduct of its business requires such qualification, except where the failure to so qualify would not reasonably be expected to result in any material adverse change in the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company (collectively, a “Material Adverse Effect”).

(c)  The outstanding shares of Common Stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the Shares to be issued and sold by the Company have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully paid and non-assessable; and no preemptive rights or any other rights to subscribe for securities of the Company exist with respect to any of the Shares or the issue and sale thereof.  Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock or other securities of the Company.  Except as set forth in the Registration Statement or the Prospectus, no securities of the Company convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of capital stock of the Company and no options, warrants or other rights to purchase, agreements or other obligations to issue or rights to convert any obligations into or exchange any securities for, shares of capital stock of, or any securities convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of capital stock of, or ownership interests in the Company are authorized or outstanding.

(d)  The Company has an authorized capitalization as set forth in the Prospectus.  All of the Shares conform to the description thereof contained in the Prospectus.  The  form of certificates for the Shares conforms to the Delaware General Corporation Law.

(e)  The Commission has not issued an order preventing or suspending the use of any Prospectus relating to the proposed offering of the Shares nor, to the Company’s knowledge, has the Commission instituted proceedings for that purpose.  The Registration Statement contains, and the Prospectus and any amendments or supplements thereto will contain, all statements which are required to be stated therein by, and, at the time filed with the Commission, conformed or will conform to the requirements of the Act.  The documents incorporated, or to be incorporated, by reference in the Prospectus, at the time filed with the Commission conformed or will conform, in all respects to the requirements of the Exchange Act or the Act, as applicable, and the rules and regulations of the Commission thereunder.  The Registration Statement and any amendment thereto do not contain, and will not contain, any untrue statement of a material fact and do not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading.  The Prospectus and any amendments and supplements thereto do not contain, and will not contain, any untrue statement of material fact; and do not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives, specifically for use therein.  There is no contract or other document of a character required to be described in the Registration Statement, or to be filed as an exhibit thereto, which is not described or filed as required.

(f)  The financial statements of the Company, together with related notes and schedules as set forth or incorporated by reference in the Prospectus, present fairly the financial position, results of operations and cash flows of the Company at the indicated dates and for the indicated periods.  Such financial statements and related notes and schedules have been prepared in accordance with generally accepted accounting principles, consistently applied throughout the periods involved (except as disclosed therein and provided that non-year-end financial statements are subject to normal recurring year-end audit adjustments and do not contain all footnotes required by generally accepted accounting principles). The summary and selected financial data included or incorporated by reference in the Registration Statement presents fairly the information shown therein and such data has been compiled on a basis consistent with the financial statements and the related notes and schedules presented therein and the books and records of the Company.

(g)  Ernst & Young LLP, who has audited certain of the financial statements, the related notes and schedules, filed with the Commission as part of, or incorporated by reference in, the Registration Statement and Prospectus is (i) an independent public accounting firm within the meaning of the Act, (ii) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”)), and (iii) not in violation of the auditor independence requirements of the Sarbanes-Oxley Act with respect to its services provided to the Company.

(h)  There are no material off-balance sheet transactions or any other relationships with unconsolidated entities, that may have a material current or, to the Company’s knowledge, future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses.

(i)  There is no action, suit, claim or proceeding pending or, to the Company’s knowledge, threatened against the Company before any court or administrative agency or otherwise, which if determined adversely to the Company would reasonably be expected to result in a Material Adverse Effect or would reasonably be expected to prevent the consummation of the transactions contemplated hereby, except as set forth in the Prospectus.

(j)  The Company has good and marketable title to all of the properties and assets reflected in the financial statements, the related notes and schedules, hereinabove described or described in the Registration Statement, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements or described in the Registration Statement or which would not reasonably be expected to result in a Material Adverse

Effect.  The Company occupies its leased properties under valid and binding leases conforming in all material respects to the description thereof set forth in the Registration Statement.

(k)  The Company has filed all Federal, State, local and foreign tax returns which have been required to be filed through the date hereof and has paid all taxes indicated by such returns and all assessments received by it and any other assessment, fine or penalty levied against it to the extent that any of the foregoing have become due except as may be contested in good faith and for which an adequate reserve for accrual has been established in accordance with generally accepted accounting principles.  All tax liabilities have been adequately provided for in the financial statements of the Company, and the Company does not know of any actual or proposed additional material tax assessments.

(l)  Since the respective dates as of which information is given in the Prospectus, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business,  management, properties, assets, rights, operations, condition (financial or otherwise), or prospects of the Company, whether or not occurring in the ordinary course of business, and there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company, other than transactions in the ordinary course of business and changes and transactions described in the Prospectus.  The Company has no material contingent obligations which are not disclosed in the Company’s financial statements, or the related notes or schedules, which are included or incorporated in the Registration Statement.  Except as described in the Registration Statement, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(m)  The Company is not, and no event has occurred that with the giving of notice or lapse of time or both, would result in the Company being, in violation of or in default under (i) its certificate of incorporation or bylaws or (ii) under any agreement, mortgage, deed of trust, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound and, solely with respect to this clause (ii), which violation or default would reasonably be expected to have a Material Adverse Effect. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, lease, contract, deed of trust, agreement or other obligation or instrument to which the Company is a party or by which the Company or any of its respective properties is bound, (B) of the certificate of incorporation or bylaws of the Company or (C) any law, order, rule or regulation judgment, order, writ or decree applicable to the Company of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction and, solely with respect to clauses (A) and (C), which conflict, breach or default would not reasonably be expected to have a Material Adverse Effect.

(n)  The execution and delivery of, and the performance by the Company of its obligations under, this Agreement have been duly and validly authorized by all necessary corporate action on the part of the Company, and this Agreement has been duly executed and delivered by the Company.

(o)  Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the Commission or such additional steps as may be necessary to qualify the Shares for public offering by the Underwriters under state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

(p)  The Company owns or possesses adequate licenses or other rights to use all patents, patent applications, inventions, trademarks, trade names, applications for registration of trademarks, service marks, service mark applications, copyrights, know-how, manufacturing processes, formulae, trade secrets, licenses and rights in any thereof and any other intangible property and assets (the “Intellectual Property”) necessary to conduct its business in the manner described in the Prospectus. The Company has not received any notice of infringement or conflict with asserted rights of others with respect to any Intellectual Property and, except as specifically identified and described in the Prospectus, no action, suit, arbitration or legal, administrative or other proceeding, or investigation is pending, or, to the Company’s knowledge, threatened, which involves any Intellectual Property.  Except as disclosed in the Prospectus, the Intellectual Property of the Company referred to in the Prospectus does not infringe or conflict with any right or valid and enforceable patent of any third party, or any discovery, invention, product or process which is the subject of a patent application filed by any third party, known to the Company. The Company is not subject to any judgment, order, writ, injunction or decree of any court or any U.S. federal, state, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any arbitrator, nor, except as described in the Prospectus, has it entered into or is a party to any contract which restricts or impairs the use of any such Intellectual Property in a manner which would have a material adverse effect on the use of any of the Intellectual Property.  The Company has complied, in all material respects, with its respective contractual obligations relating to the protection of the Intellectual Property used pursuant to licenses.  To the Company’s knowledge, no person is infringing on or violating the Intellectual Property owned or used by the Company.  The Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property of any other person or entity that are required to be set forth in the Prospectus and are not described in all material respects. None of the Intellectual Property employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or, to the Company’s knowledge, any of its officers, directors or employees or otherwise in violation of the rights of any persons.

(q)  Neither the Company, nor to the Company’s knowledge, any of its affiliates, has taken or will take, directly or indirectly, any action designed to cause or result in, or which has constituted or which would reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares.   The Company acknowledges that the Underwriters may engage in passive market making transactions in the Shares on the Nasdaq National Market in accordance with Regulation M under the Exchange Act.

(r)  The Company is not and, after giving effect to the offering and sale of the Shares contemplated hereunder and the application of the net proceeds from such sale as described in the Prospectus, will not be an “investment company” within the meaning of such term under the

Investment Company Act of 1940, (as amended, the “1940 Act”) and the rules and regulations of the Commission thereunder.

(s)  Other than this Agreement, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or, to the knowledge of the Company, any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(t)  The Company (i) makes and keeps accurate books and records, and (ii) maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements, and the related notes and schedules, in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Since the date of the most recent evaluation of such, there has been no material change in internal control over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses.

(u)  The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), which (i) are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) provide for the periodic evaluation of the effectiveness of such disclosure controls and procedures as of the end of the period covered by the Company’s most recent annual or quarterly report filed with the Commission; and (iii) are effective in all material respects to perform the functions for which they were established.

(v)  Based on the evaluation of its disclosure controls and procedures, the Company is not aware of (i) any significant deficiency in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls, or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

(w)  The Company’s board of directors has validly appointed an audit committee whose composition satisfies the requirements of Rule 4350(d) of the Rules of the National Association of Securities Dealers, Inc. (the “NASD Rules”).  The Company’s board of directors and/or the audit committee has adopted a charter that satisfies the requirements of Rule 4350(d)(1) of the NASD Rules.

(x)  There is and has been no material failure on the part of the Company and, to the Company’s knowledge, any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act and the rules and regulations promulgated in connection therewith.

(y)  The Company carries, or is covered by, insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses.

(z)  The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) to which the Company would have any material liability; the Company has not incurred and does not expect to incur material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company would have any material liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would reasonably be expected to cause the loss of such qualification.

(aa)  No labor dispute with the employees of the Company exists or, to the knowledge of the Company, is imminent and the Company is not aware of any existing or imminent labor disturbance by the employees of the Company’s or the Company’s principal suppliers, contractors or customers, including without limitation, third-party manufacturers, that could reasonably be expected to result in a Material Adverse Effect.

(bb)  To the Company’s knowledge, there are no affiliations or associations between any member of the NASD and any of the Company’s officers, directors or 5% or greater security holders, except as set forth under the caption “Underwriting” in the Registration Statement.

(cc)  Except as otherwise disclosed in the Prospectus, neither the Company nor, to the Company’s knowledge, any employee or agent of the Company, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Prospectus.

(dd)  Except as set forth in the Registration Statement, the Company is not in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect; and the Company is not aware of any pending investigation which would reasonably be expected to lead to such a claim.

(ee)  No relationship, direct or indirect, exists between the Company on the one hand, and the directors, officers, and to the Company’s knowledge, stockholders, customers or suppliers of the Company on the other hand, which is required to be described in the Prospectus which is not so described.  The Company has not, directly or indirectly, extended or maintained credit, or arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any of its directors or executive officers in violation of applicable laws, including Section 402 of the Sarbanes-Oxley Act.

(ff)  The clinical, pre-clinical and other studies and tests conducted by or on behalf of or sponsored by the Company or in which the Company or its products or product candidates have participated that are described in the Registration Statement and Prospectus or the results of which are referred to in the Registration Statement or Prospectus were and, if still pending, are being conducted in all material respect in accordance with standard medical and scientific research procedures.  The descriptions in the Registration Statement and Prospectus of the results of such studies and tests are accurate and complete in all material respects and fairly present the data derived from such studies and tests, and the Company has no knowledge of any other studies or tests the results of which are materially inconsistent with or otherwise materially call into question the results described or referred to in the Registration Statement and Prospectus.  Except to the extent disclosed in the Registration Statement and the Prospectus, the Company has operated and currently is in compliance in all material respects with all applicable United States Food and Drug Administration (“FDA”) rules, regulations and policies.  Except to the extent disclosed in the Registration Statement and the Prospectus, the Company has not received any notices or other correspondence from the FDA or any other governmental agency requiring the termination, suspension or modification of any clinical or pre-clinical studies or tests that are described in the Registration Statement or Prospectus or the results of which are referred to in the Registration Statement or Prospectus.

(gg)  The Company holds, and is operating in material compliance with, such exceptions, permits, licenses, franchises, authorizations and clearances of the FDA and/or any committee thereof required for the conduct of its business as currently conducted and described in the Prospectus (collectively, the “FDA Permits”), and all such FDA Permits are in full force and effect, subject in each case to such exceptions and qualifications as may be set forth in the Prospectus.  The Company has fulfilled and performed all of its material obligations with respect to the FDA Permits, and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any FDA Permit, subject in each case to such exceptions and qualifications as may be set forth in the Prospectus.

(hh)  The scientific (other than the Company’s clinical trial results), statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that are credible and generally recognized as authoritative in the Company’s industry and which the Company believes to be reliable and accurate.

2.                                       PURCHASE, SALE AND DELIVERY OF THE FIRM SHARES.

(a)  On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company agrees to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of $10.81 per share, the number of Firm Shares set forth opposite the name of each Underwriter in Schedule I hereof, subject to adjustments in accordance with Section 9 hereof.

(b)  Payment for the Firm Shares to be sold hereunder is to be made in Federal (same day) funds against delivery of certificates therefor to the Representatives for the several accounts of the Underwriters.  Such payment and delivery are to be made through the facilities of The Depository Trust Company, New York, New York at 10:00 a.m., New York time, on the third business day after the date of this Agreement or at such other time and date not later than five business days thereafter as you and the Company shall agree upon, such time and date being herein referred to as the “Closing Date.”  (As used herein, “business day” means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and are not permitted by law or executive order to be closed.)

(c)  In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase the Option Shares at the price per share as set forth in the first paragraph of this Section 2.  The option granted hereby may be exercised in whole or in part by giving written notice (i) at any time before the Closing Date and (ii) only once thereafter within 30 days after the date of this Agreement, by you, as Representatives of the several Underwriters, to the Company setting forth the number of Option Shares as to which the several Underwriters are exercising the option and the time and date at which such certificates are to be delivered.  The time and date at which certificates for Option Shares are to be delivered shall be determined by the Representatives but shall not be earlier than three nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the “Option Closing Date”).  If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date.  The number of Option Shares to be purchased by each Underwriter shall be in the same proportion to the total number of Option Shares being purchased as the number of Firm Shares being purchased by such Underwriter bears to the total number of Firm Shares, adjusted by you in such manner as to avoid fractional shares.  The option with respect to the Option Shares granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters.  You, as Representatives of the several Underwriters, may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company.  To the extent, if any, that the option is exercised, payment for the Option Shares shall be made on the Option Closing Date in Federal (same day funds) through the facilities of The Depository Trust Company in New York, New York drawn to the order of the Company.

3.                                       OFFERING BY THE UNDERWRITERS.

It is understood that the several Underwriters are to make a public offering of the Firm Shares as soon as the Representatives deem it advisable to do so.  The Firm Shares are to be offered to the public at the public offering price set forth in the Prospectus.  The Representatives may from time to time thereafter change the public offering price and other selling terms.

It is further understood that you will act as the Representatives for the Underwriters in the offering and sale of the Shares in accordance with a Master Agreement Among Underwriters entered into by you and the several other Underwriters.

4.                                       COVENANTS OF THE COMPANY.

The Company covenants and agrees with the several Underwriters that:

(a)  The Company will (i) prepare and timely file with the Commission under Rule 424(b) of the Act a Prospectus in a form approved by the Representatives containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A of the Act, (ii) not file any amendment to the Registration Statement or supplement to the Prospectus or document incorporated by reference therein of which the Representatives shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected in writing or which is not in compliance with the Act and (iii) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Company with the Commission subsequent to the date of the Prospectus and prior to the termination of the offering of the Shares by the Underwriters.

(b)  The Company will advise the Representatives promptly (i) when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed, (ii) of receipt of any comments from the Commission relating to the Registration Statement or Prospectus (including the documents incorporated by reference therein), (iii) of any request of the Commission for amendment of the Registration Statement or for amendment or supplement to the Prospectus or for any additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution of any proceedings for that purpose.  The Company will use its best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

(c)  The Company will cooperate with the Representatives in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions as the Representatives may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent.  The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representatives may reasonably request for distribution of the Shares.

(d)  The Company will deliver to, or upon the order of, the Representatives, from time to time, as many copies of any Preliminary Prospectus as the Representatives may reasonably request.  The Company will deliver to, or upon the order of, the Representatives during the period when delivery of a Prospectus is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representatives may reasonably request.  The Company will deliver to the Representatives at or before the Closing Date, as many copies of the Registration Statement and all amendments thereto (in each case excluding exhibits, other than one copy of the Registration Statement and each amendment thereto which shall be furnished with all exhibits filed therewith), as the Representatives may reasonably request.

(e)  The Company will comply with the Act and the Exchange Act and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus.  If during the period in which a Prospectus is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will either (i) prepare and file with the Commission an appropriate amendment to the Registration Statement or amendment or supplement to the Prospectus or (ii) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.

(f)  The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earning statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earnings statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 of the Rules and Regulations and will advise you when such statement has been so made available.

(g)  No offering, sale, short sale or other disposition of any shares of Common Stock of the Company or other securities convertible into or exchangeable or exercisable for shares of  Common Stock  or derivative of Common Stock  (or agreement for such) will be made for a period of 90 days after the date of this Agreement, directly or indirectly, by the Company without the prior written consent of Deutsche Bank Securities Inc. (“DBSI”) other than (i) the issuance of shares, options or other rights to acquire Common Stock pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights or (ii) shares issued in connection with a strategic partnership, joint venture, collaboration or similar arrangement, or in connection with the acquisition or license by the Company of any other entity or business or technologies, provided that, solely with respect to clause (ii) above, (A) the Company may not issue shares of Common Stock, or securities convertible into or exercisable or exchangeable for shares of Common Stock (and treating these securities as if converted into or exercised or exchanged for Common Stock), in excess of five-percent (5%) of the Common Stock outstanding immediately following the sale of the Shares and (B) the transferee shall furnish to the Representatives, prior to any such transfer, an agreement substantially in the form of Exhibit D hereto.

(h)  The Company will use its best efforts to list, subject to notice of issuance, the Shares on the Nasdaq National Market.

(i)  The Company has caused each officer and director of the Company to furnish to you, on or prior to the date of this Agreement, a letter or letters, substantially in the form of Exhibit D hereto, pursuant to which each such person shall agree (subject to any exceptions contained in any such letters) not to directly or indirectly offer, sell, sell short or otherwise dispose of any shares of Common Stock of the Company or other capital stock of the Company, or any other securities convertible, exchangeable or exercisable for Common Shares or derivative of Common Shares owned by such person or request the registration for the offer or sale of any of the foregoing  (or as to which such person has the right to direct the disposition of) for a period of 90 days after the date of this Agreement, except with the prior written consent of DBSI (“Lockup Agreements”).

(j)  The Company shall apply the net proceeds of its sale of the Shares in all material respects as set forth in the Prospectus.

(k)  The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company to register as an investment company under the 1940 Act.

(l)  The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common  Stock.

(m)  The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

(n)  For a period of five years following the effective date of the Registration Statement, to furnish to the Representatives (to the extent not otherwise available on EDGAR and other than its annual reports to stockholders) copies of all materials furnished by the Company to its stockholders and all public reports and all reports and financial statements furnished by the Company to the principal national securities exchange upon which the Common Stock may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder.

5.                                       COSTS AND EXPENSES.

The Company will pay all costs, expenses and fees incident to the performance of the obligations of the Company under this Agreement, including, without limiting the generality of the foregoing, the following:  accounting fees of the Company; the fees and disbursements of counsel for the Company; the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, Preliminary Prospectuses, the Prospectus, this Agreement, the Listing Application, the Blue Sky Survey and any supplements or amendments thereto; the filing fees of the Commission; the filing fees and expenses (including legal fees and disbursements) incident to securing any required review by the NASD of the terms of the sale of the Shares; the Listing Fee of the Nasdaq National Market; and the expenses, including the fees and disbursements of counsel for the Underwriters, incurred in connection with the qualification of the Shares under State securities or Blue Sky laws. The Company shall not, however, be required to pay for any of the Underwriters expenses (other than those related to qualification under NASD regulation and State securities or Blue Sky laws) except that, if this Agreement shall not be consummated because the conditions in Section 6 hereof are not satisfied, or because this Agreement is terminated by the Representatives pursuant to Section 11 hereof, or by reason of any failure, refusal or inability on the part of the Company to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure, refusal or inability is due primarily to the default or omission of any Underwriter, the Company shall reimburse the several Underwriters for reasonable out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder; but the Company shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Shares.

6.                                       CONDITIONS OF OBLIGATIONS OF THE UNDERWRITERS.

The several obligations of the Underwriters to purchase the Firm Shares on the Closing Date and the Option Shares, if any, on the Option Closing Date are subject to the accuracy, as of the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company contained herein, and to the performance by the Company of its covenants and obligations hereunder and to the following additional conditions:

(a)  The Prospectus shall have been filed with the Commission within the applicable time period prescribed by, and in compliance with, the Act, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representatives and complied with to their reasonable satisfaction.  No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated or threatened by the Commission and no injunction, restraining order or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Shares.

(b)  No Underwriter shall have discovered and disclosed to the Company on or prior to the date that delivery and payment for the Firm Shares that the Registration Statement or the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact which, in the reasonable opinion of Latham & Watkins LLP, counsel for the Underwriters, is material or omits to state a fact which, in the reasonable opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(c)  All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters.

(d)  The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Cooley Godward LLP, counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters substantially in the form attached hereto as Exhibit A (with appropriate modifications agreed to by the Representatives for any opinion delivered on the Option Closing Date).

(e)  The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Holland & Knight LLP, intellectual property counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters substantially in the form attached hereto as Exhibit B.

(f)  The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Heller Ehrman White & McAuliffe LLP, regulatory counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters substantially in the form attached hereto as Exhibit C.

(g)  The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Latham & Watkins LLP, counsel for the several Underwriters, dated the Closing Date or the Option Closing Date, as the case may be, and addressed to the Underwriters, with respect to the issuance and sale of the Shares, the Registration Statement, the Prospectus and other related matters as the Underwriters reasonably may request, and Latham & Watkins LLP shall have received such papers and information as they request to enable them to pass upon such matters.

(h)  The Representatives shall have received, on each of the date hereof, the Closing Date and, if applicable, the Option Closing Date, a letter dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to the Representatives, of Ernst & Young LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published rules and regulations thereunder and stating that in their opinion the financial statements and schedules examined by them and included in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations; and containing such other statements and information as is ordinarily included in accountants’ “comfort letters” to Underwriters with respect to the financial statements and certain financial and statistical information contained in the Registration Statement and Prospectus.

(i)  The Representatives shall have received on the Closing Date and, if applicable, the Option Closing Date, as the case may be, a certificate or certificates of the Chief Executive Officer and the Chief Financial Officer of the Company to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, each of them severally represents as follows:

(i)  The Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for such purpose have been taken or are, to his or her knowledge, contemplated or threatened by the Commission;

(ii)  The representations and warranties of the Company contained in Section 1 hereof are true and correct as of the Closing Date or the Option Closing Date, as the case may be;

(iii)  All filings required to have been made pursuant to Rules 424 or 430A under the Act have been made as and when required by such rules;

(iv)  He or she has carefully examined the Registration Statement and the Prospectus and, in his or her opinion, as of the effective date of the Registration Statement, the statements contained in the Registration Statement were true and correct, and such Registration Statement and Prospectus did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment; and

(v)  Since the respective dates as of which information is given in the Registration Statement and Prospectus, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company, whether or not arising in the ordinary course of business.

(j)  The Company shall have furnished to the Representatives such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representatives may reasonably have requested.

(k)  The Firm Shares and Option Shares, if any, have been approved for designation upon notice of issuance on the Nasdaq National Market.

(l)  The Lockup Agreements described in Section 4 (i) are in full force and effect.

The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Representatives and to Latham & Watkins LLP, counsel for the Underwriters.

If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representatives by notifying the Company of such termination in writing or by telegram at or prior to the Closing Date or the Option Closing Date, as the case may be.

In such event, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).

7.                                       CONDITIONS OF THE OBLIGATIONS OF THE COMPANY.

The obligations of the Company to sell and deliver the Shares required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date or the Option Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.

8.                                       INDEMNIFICATION.

(a)  The Company agrees:

(1)  to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act (collectively the “Underwriter Indemnified Parties” and each an “Underwriter Indemnified Party”), against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party becomes subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon  (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in (A) the Registration Statement, any Preliminary Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use in the preparation thereof or (B) the Preliminary Prospectus, which untrue statement or omission or alleged untrue statement or omission was corrected in the Prospectus, and (x) the Company sustains the burden of proving that any Underwriter sold Shares to the person alleging such loss, claim, damage or liability without sending or giving, at or prior to written confirmation of such sale, a copy of the Prospectus, (y) the Company had previously furnished sufficient quantities of the Prospectus to the Underwriters within a reasonable amount of time prior to such sale or such confirmation and (z) the applicable Underwriter failed to deliver the Prospectus, if required by law to have so delivered it, and such delivery would have been a complete defense against the person asserting such loss, claim, damage or liability; and

(2)  to reimburse each Underwriter Indemnified Party upon demand for any legal or other out-of-pocket expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not such Underwriter Indemnified Party is a party to any action or proceeding.  In the event that it is finally judicially determined that the Underwriters were not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriters will promptly return all sums that had been advanced pursuant hereto.

(b)  Each Underwriter severally and not jointly will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Act (collectively the “Company Indemnified Parties” and each a “Company Indemnified Party”), against any losses, claims, damages or liabilities to which the Company Indemnified Parties may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i)  any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company Indemnified Parties in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use in the preparation thereof.  This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

(c)  In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing.  No indemnification provided for in Section 8(a) or (b) shall be available to any party who shall fail to give notice as provided in this Section 8(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 8(a) or (b).  In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled  to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense.  Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event  (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel,  (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action.  It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties.  Such firm shall be designated in writing by the Representatives in the case of parties indemnified pursuant to Section 8(a) and by the Company in the case of parties indemnified pursuant to Section 8(b).  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

(d)  To the extent the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect  not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company  on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (d), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this Section 8(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)  In any proceeding relating to the Registration Statement, any Preliminary Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 8 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join it as an additional defendant in any such proceeding in which such other contributing party is a party.

(f)  Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred.  The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement.  A successor to any Underwriter, or any person controlling any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

9.                                       DEFAULT BY UNDERWRITERS.

If on the Closing Date or the Option Closing Date, as the case may be, any Underwriter shall fail to purchase and pay for the portion of the Shares which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company), you, as Representatives of the Underwriters, shall use your reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company such amounts as may be agreed upon and upon the terms set forth herein, the Shares which the defaulting Underwriter or Underwriters failed to purchase.  If during such 36 hours you, as such Representatives, shall not have procured such other Underwriters, or any others, to purchase the Shares agreed to be purchased by the defaulting Underwriter or Underwriters, then  (a) if the aggregate number of shares with respect to which such default shall occur does not exceed 10% of the Shares to be purchased on the Closing Date or the Option Closing date, as the case may be, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Shares which they are obligated to purchase hereunder, to purchase the Shares which such defaulting Underwriter or Underwriters failed to purchase, or  (b) if the aggregate number of shares of Shares with respect to which such default shall occur exceeds 10% of the Shares to be purchased on the Closing Date or the Option Closing Date, as the case may be, the Company or you as the

Representatives of the Underwriters will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company except to the extent provided in Sections 5 and 8 hereof.  In the event of a default by any Underwriter or Underwriters, as set forth in this Section 9, the Closing Date or Option Closing Date, as the case may be, may be postponed for such period, not exceeding seven days, as you, as Representatives, may determine in order that the required changes in the Registration Statement or in the Prospectus or in any other documents or arrangements may be effected.  The term “Underwriter” includes any person substituted for a defaulting Underwriter.  Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

10.                                 NOTICES.

All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, telecopied or telegraphed and confirmed as follows:

if to the Underwriters:

Deutsche Bank Securities Inc.

60 Wall Street, 4th Floor

New York, New York  10005

Attn:  Syndicate Manager

with a copy to:

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Attn:  General Counsel

if to the Company:

Cypress Bioscience, Inc.

4350 Executive Drive, Suite 325

San Diego, CA 92121

Attn:  Chief Executive Officer

Fax:                           (858) 452-1222

11.                                 TERMINATION.

This Agreement may be terminated by the Representatives by written notice to the Company (a) at any time prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to Option Shares) if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any Material Adverse Effect has occurred, whether or not arising in the ordinary course of business, (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in your reasonable judgment, make it impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, (iii) suspension of trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on either such Exchange, (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects or may materially and adversely affect the business or operations of the Company, (v) the declaration of a banking moratorium by United States or New York State authorities, (vi) the suspension of trading of the Company’s common stock by the Nasdaq National Market, the Commission, or any other governmental authority, or (vii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in your reasonable opinion has a material adverse effect on the securities markets in the United States; or

(b)  as provided in Sections 6 and 9 of this Agreement.

12.                                 SUCCESSORS.

This Agreement has been and is made solely for the benefit of the Underwriters and the Company and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder.  No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign merely because of such purchase.

13.                                 INFORMATION PROVIDED BY UNDERWRITERS.

The Company and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in any Prospectus or the Registration Statement consists of the information set forth in the third, ninth, and tenth through fifteenth paragraphs under the caption “Underwriting” in the Prospectus.

14.                                 MISCELLANEOUS.

The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of  (a) any termination of this Agreement,  (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers and (c) delivery of and payment for the Shares under this Agreement.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

This Agreement shall be governed by, and construed in accordance with, the law of the State of New York without regard to the conflict of laws provisions thereof.

If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

Very truly yours,

CYPRESS BIOSCIENCE, INC.

		By:	/s/ Denise Woolard
		Name:	Denise Woolard
		Title:	VP, Business and Legal Affairs
The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

DEUTSCHE BANK SECURITIES INC.

As Representatives of the several Underwriters listed on Schedule I

By: Deutsche Bank Securities Inc.

By:	/s/ Frank Comas
Managing Director

SCHEDULE I

SCHEDULE OF UNDERWRITERS

Underwriter	Number of Firm Shares to be Purchased

Deutsche Bank Securities Inc.	2,565,000

CIBC World Markets Corp.	1,350,000

Lazard Frères & Co. LLC	810,000

Jefferies & Company, Inc.	675,000

Caris & Company, Incorporated	168,000

Wells Fargo Securities, LLC	168,000

Griffin Securities, Inc.	132,000

Rodman & Renshaw, Inc.	132,000

Total	6,000,000

EXHIBIT A

Form of Opinion – Cooley Godward LLP

1.                                       The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

2.                                       The Company has corporate power and authority to own or lease its properties, to conduct its business as described in the Prospectus and to enter into the Agreement.

3.                                       The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state of the United States in which the Company maintains an office, has employees or owns or leases property, except where the failure to be so qualified would not have a material adverse effect on the financial condition, earnings, business or properties of the Company, taken as a whole.

4.                                       The authorized capital stock of the Company was as set forth in the Prospectus under the caption “Description of Capital Stock” as of the date stated therein.

5.                                       The Securities have been duly authorized and, when issued and paid for by the Underwriters pursuant to the Agreement, will be validly issued, fully paid and nonassessable.

6.                                       The holders of outstanding shares of capital stock of the Company are not entitled to preemptive or rights of first refusal or other similar rights to subscribe for the Securities under the charter or bylaws of the Company, or any Material Contract.  Except for (i) options to acquire 3,392,606 shares of Common Stock outstanding as of April 1, 2004, (ii) shares of Common Stock reserved for future issuance under the Company’s 1996 Equity Incentive Plan or the Company’s 2000 Equity Incentive Plan or granted under either plan after April 1, 2004, and (iii) warrants to acquire 1,981,400 shares of Common Stock outstanding as of April 1, 2004, to our knowledge there are no options, warrants or other rights to purchase or acquire any shares of capital stock of the Company outstanding as of the date hereof.

7.                                       To our knowledge, there is (i) no action, suit or proceeding by or before any court or other governmental agency, authority or body pending or overtly threatened against the Company of a character required to be disclosed in the Prospectus that is not disclosed in the Prospectus as required by the Act and the rules thereunder, and (ii) no indenture, contract, lease, mortgage, deed of trust, note agreement, loan, collaboration or other agreement of a character required to be described in the Prospectus or filed as an exhibit to the Registration Statement, which is not so described or filed as required by the Act and the rules thereunder.

8.                                       All descriptions in the Prospectus of the Material Contracts listed on Exhibit B hereto, insofar as such descriptions constitute matters of law, summaries of legal matters or legal conclusions, have been reviewed by us and fairly present, to the extent required by the Act and the rules thereunder, in all material respects, such Material Contracts.

9.                                       The statements in the Prospectus under the headings (i) “Description of Capital Stock” – first sentence, (ii) “Description of Capital Stock – Common Stock”, (iii) “Description of Capital Stock – Preferred Stock”, (iv) “Description of Capital Stock – Delaware Anti-Takeover Law and Provisions of our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws”, insofar as such statements purport to summarize legal matters, agreements or documents, fairly present, to the extent required by the Act and the rules thereunder, in all material respects, such legal matters, agreements or documents.

10.                                 The Registration Statement has become effective under the Act and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or overtly threatened.  Any required filing of the Prospectus pursuant to Rule 424(b) under the Act has been made in the manner and within the time period required by such Rule 424(b).

11.                                 The Registration Statement and the Prospectus (other than the financial statements and notes thereto or other financial or statistical data derived therefrom, as to which we express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the rules thereunder.

12.                                 The Agreement has been duly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by the Company.

13.                                 The Company is not, and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be, an “investment company” as defined in the Investment Company Act of 1940, as amended.

14.                                 No consent, approval, authorization or filing with or order of any court or governmental agency or body in the United States having jurisdiction over the Company is required for the execution and delivery of the Agreement by the Company or the consummation by the Company of the transactions contemplated thereby, except such as have been obtained under the Act and except such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated in the Agreement and in the Prospectus, or under the bylaws, rules and regulations of the NASD.

15.                                 The execution and delivery of the Agreement by the Company and the issuance and sale of the Securities pursuant thereto will not result in a breach or violation of, or constitute a default under (i) the charter or bylaws of the Company; (ii) the terms of any Material Contract; or (iii) to our knowledge, any statute, rule or regulation applicable to the Company or any judgment, order or decree applicable to the Company of any court, administrative agency or governmental body having jurisdiction over the Company, except that we express no opinion with respect to any breach or violation of, or default under, the bylaws, rules and regulations of the NASD or any state securities or blue sky laws.

16.                                 To our knowledge, all rights to register the resales of shares of common stock or other securities of the Company, because of the filing of the Registration Statement by the Company, have, with respect to the offering contemplated thereby, been waived or such rights have expired by reason of lapse of time following notification of the Company’s intent to file the Registration Statement.

***********************

In connection with the preparation of the Registration Statement and the Prospectus, we have participated in conferences with officers and other representatives of the Company and with its certified public accountants, as well as with representatives of the Underwriters and their counsel.  At such conferences, the contents of the Registration Statement and the Prospectus and related matters were discussed.  We have not independently verified, and accordingly are not confirming and assume no responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, except to the extent otherwise stated herein.  On the basis of the foregoing, no facts have come to our attention that have caused us to believe (i) that the Registration Statement (except as to the financial statements and schedules, related notes and other financial data and statistical data derived therefrom, as to which we express no comment), at the date and time that the Registration Statement became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) that the Prospectus (except as to the financial statements and schedules, related notes and other financial and statistical data derived therefrom, as to which we express no comment) as of its date or the date hereof contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary, in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

EXHIBIT B

Form of Opinion – Holland & Knight LLP

1.                                       To our knowledge, except as described in the Prospectus (including the documents incorporated by reference), (A) the Company has valid license rights or clear title to the Patents and Patent Applications and there are no rights of any other parties; (B) there is no infringement or other violation by third parties of any of the Patents and Patent Applications; (C) there is no infringement or other violation by the Company of any patents, patent applications, trademarks, service marks, tradenames, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets or rights (“Intellectual Property”) of others nor would the commercialization of milnacipran in the United States for the treatment of fibromyalgia syndrome, as described in the Prospectus, result in any such infringement or violation; (D) there is no pending or threatened action, suit, proceeding or claim by governmental authorities or others that the Company infringes or otherwise violates any Intellectual Property of others, and we are unaware of any facts which would form a reasonable basis for any such claim; (E) excluding routine patent application proceedings related to the Patent Applications of the United States Patent and Trademark Office, there is no pending or threatened action, suit, proceeding or claim by government authorities or others, challenging the rights of the Company in or to any Patents and Patent Applications, and we are unaware of any facts which would form a reasonable basis for any such claim; and (F) there is no prior art or other facts that may render any issued, United States patent, held by the Company, invalid or unenforceable.

2.                                       To our knowledge, the Patent Applications of the Company presently on file disclose patentable subject matter, and we are not aware of any inventorship challenges, any interference which has been declared or provoked, or any other material fact with respect to the Patent Applications of the Company presently on file that (A) would preclude the issuance of patents with respect to such Patent Applications, or (B) would lead such counsel to conclude that such patents, when issued, would not be valid and enforceable in accordance with applicable regulations.

3.                                       To our knowledge, the statements in the SEC Filings referencing the Patents and Patent Applications, insofar as such statements constitute summaries of legal matters, contracts, agreements, documents or proceedings referred to therein, or refer to statements of law or legal conclusions, are in all material respects accurate and complete statements or summaries of the matters therein set forth.  Based on our review of the SEC Filings, we have no reason to believe that information in the Registration Statement (including the documents incorporated by reference) related to the Patents and Patent Applications, at the date and time of filing of the Annual Report, contained an untrue statement of a material fact or omitted or to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the information contained in the Prospectus (including the documents incorporated by reference) related to the Patents and Patent Applications, as of the date of the Prospectus Supplement or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.                                       To our knowledge, except as set forth in the Prospectus, the Company owns or possesses adequate rights to use all patents and patent applications necessary for the conduct of the business of the Company as currently carried on and as described in the SEC Filings.

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EXHIBIT C

Form of Opinion –Heller Ehrman White & McAuliffe

1.                                       The statements in the Registration Statement and Prospectus describing the Federal Food, Drug, and Cosmetic Act and related federal laws and regulations pertaining to the development and clinical testing of pharmaceutical products (collectively, the “Regulatory Laws”) are, in all material respects, correct and accurate statements or summaries of such laws and regulations, and fairly present the information disclosed therein and do not omit to summarize applicable provisions of law and regulations necessary to make those statements not misleading.

2.                                       The Company holds, and, to the knowledge of counsel, is operating in material compliance with, such permits, licenses, franchises, authorizations and clearances of the FDA required for the conduct of its business as described in the Registration Statement and Prospectus (collectively, the “FDA Permits”), and all such FDA Permits are in full force and effect. To the knowledge of counsel, no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof, subject to such qualifications as may be set forth in the Prospectus.

3.                                       The Company’s business, as described in the Registration and Prospectus, does not violate the Regulatory Laws, and to such counsel’s knowledge there are no FDA judicial or administrative proceedings pending or threatened against the Company.

4.                                       In connection with the registration of the Shares we have reviewed the Registration Statement and Prospectus (and the documents incorporated by reference therein) prepared by the Company as it relates to the Regulatory Laws and the effects of such laws and regulations on the Company’s business, and we have participated in discussions with the Company and representatives of the underwriters (including their respective counsel) about the Registration Statement and Prospectus (and the documents incorporated by reference therein).  On the basis of such review and discussion, and information of which our attorneys participating in that process have knowledge derived from representation of the Company in respect of the Regulatory Laws, we advise you that nothing has come to our attention that has led us to believe that (i) the Registration Statement (including the documents incorporated by reference), at the date and time that the Registration Statement became effective, contained any untrue statement of a material fact with respect to the Regulatory Laws or the Company’s compliance therewith, or omitted to state any material fact relating to such matters that is required to be stated therein or necessary to make the statements therein not misleading or (ii) the Prospectus (including the documents incorporated by reference), as of its date or as of the date hereof, contained or contains any untrue statement of a material fact with respect to Regulatory Laws or the Company’s compliance therewith, or omitted or omits to state any material fact relating to such matters necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The limitations inherent in the determinations involved in the registration process are such, however, that we do not assume any responsibility for the accuracy, completeness or fairness of the Registration Statement and the Prospectus (including the documents incorporated by reference) except as set forth in Paragraphs 1, 2 and 3 above.

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EXHIBIT D

FORM OF LOCK-UP LETTER AGREEMENT

March 15, 2004

Deutsche Bank Securities Inc.

60 Wall Street, 4th Floor

New York, New York 10543

Ladies and Gentlemen:

The undersigned understands that Deutsche Bank Securities Inc. (“DBSI”), CIBC World Markets Corp., Lazard Frères & Co. LLC and Jefferies & Company, Inc. as representatives (the “Representatives”) of the several underwriters (the “Underwriters”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Cypress Bioscience, Inc. (the “Company”), providing for the public offering by the Underwriters, including the Representatives, of common stock the “Common Stock”), of the Company (the “Public Offering”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned agrees that, without the prior written consent of DBSI, the undersigned will not, directly or indirectly offer, sell, pledge, contract to sell, (including any short sale), grant any option to purchase or otherwise dispose of any shares of Common Stock (including, without limitation, shares of Common Stock of the Company which may be deemed to be beneficially owned by the undersigned on the date hereof in accordance with the rules and regulations of the Securities and Exchange Commission, shares of Common Stock which may be issued upon exercise of a stock option or warrant and any other security convertible into or exchangeable for Common Stock) or enter into any Hedging Transaction (as defined below) relating to the Common Stock (each of the foregoing referred to as a “Disposition”) for a period from the date hereof until and including the date that is 90 days after the date of the final prospectus relating to the Public Offering (the “Lock-Up Period”).   The foregoing restriction is expressly intended to preclude the undersigned from engaging in any Hedging Transaction or other transaction which is designed to or reasonably expected to lead to or result in a Disposition during the Lock-Up Period even if the securities would be disposed of by someone other than the undersigned.  “Hedging Transaction” means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Common Stock.

Notwithstanding the foregoing, the undersigned may transfer (a) shares of Common Stock acquired in open market transactions by the undersigned after the completion of the Public Offering, (b) any or all of the shares of Common Stock or other Company securities if the transfer is by gift, will or intestacy or (c) shares of Common Stock to the Company in connection with any net exercise of options or as payment of the exercise price of options (provided that the Common Stock received upon such exercise shall continue to be held pursuant to the provisions of this Agreement) or in connection with the exercise by the Company of any outstanding option to repurchase shares of Common Stock as a result of the termination of employment of the undersigned that becomes exercisable during the Lock-Up Period; provided, however, that in the case of a transfer pursuant to clause (b) above, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding the securities subject to the provisions of this letter agreement.  In addition, the undersigned may establish a 10b5-1 plan that provides for the sale of shares of Common Stock commencing after the expiration of the Lock-Up Period.

The undersigned agrees that the Company may, and that the undersigned will, (i) with respect to any shares of Common Stock or other Company securities for which the undersigned is the record holder, cause the transfer agent for the Company to note stop transfer instructions with respect to such securities on the transfer books and records of the Company and (ii) with respect to any shares of Common Stock or other Company securities for which the undersigned is the beneficial holder but not the record holder, cause the record holder of such securities to cause the transfer agent for the Company to note stop transfer instructions with respect to such securities on the transfer books and records of the Company.

Notwithstanding anything herein to the contrary, if the closing of the Public Offering has not occurred prior to June 30, 2004, this agreement shall be of no further force or effect.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this letter agreement.  All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Signature:

Print Name:

Number of shares owned subject to warrants, options or convertible securities:	Certificate numbers: